Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to the requirement set forth in Rules 13a-14(b) and 15d-14(b) of the Securities Exchange Act of 1934, as amended (the Exchange Act), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Marianne De Backer, M.Sc., Ph.D., MBA, President, Chief Executive Officer and Director of Vir Biotechnology, Inc. (the Company) hereby certifies that, to the best of her knowledge, and Brent Sabatini, CPA, MBA, Senior Vice President and Chief Accounting Officer of the Company hereby certifies that, to the best of his knowledge:
1.The Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2026, to which this Certification is attached as Exhibit 32.1 (the Periodic Report), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and
2.The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 5th day of August 2026.

/s/ Marianne De Backer	/s/ Brent Sabatini
Marianne De Backer, M.Sc., Ph.D., MBA	Brent Sabatini, CPA, MBA
President, Chief Executive Officer and Director	Senior Vice President and Chief Accounting Officer
(Principal Executive Officer)	(Principal Financial Officer)
This certification accompanies the Period Report and is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Period Report), irrespective of any general incorporation language contained in such filing.